UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 14, 2012

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (646) 553-4845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

July 14, 2012

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 14, 2012, Fabrice Hamaide was appointed as the Chief Financial Officer of the Company. Mr. Hamaide, 46, has been a senior financial advisor to the company since May 2012, and will be based in New York. Effective July 14, 2012, Mr. Hamaide will also replace Robin Smyth as the Company’s principal financial officer and principal accounting officer.

Mr. Hamaide has extensive experience with high-growth, NASDAQ-listed technology companies. He most recently served as Chief Financial Officer of ATARI (formerly known as Infogrames), the global entertainment software developer, from 2008 through 2010. During his tenure there, Hamaide developed and executed a restructuring and turnaround plan for the business, resulting in a rapid return to positive cash flow and profitability.

Prior to ATARI, from 2005 to 2008, Mr. Hamaide was the Chief Financial Officer of Parrot SA, European maker of wireless hardware and software for the mobile communications industry. Mr. Hamaide has also held executive and strategic positions at Talkway Communications, Logitech, and Ernst & Young.

Mr. Hamaide holds a bachelor’s degree in Mathematics from the University of Jussieu, a master’s degree in Information Systems Design from Sorbonne University, and an MBA from Columbia University with a specialty in Finance and Organizational Management.

Fabrice Hamaide Employment Agreement

As stated above, on July 14, 2012, Mr. Fabrice Hamaide, assumed the role of the Company’s Chief Financial Officer. Mr. Hamaide’s employment agreement, entered into as of July 14, 2011 (the “Employment Agreement”), provides for Mr. Hamaide to serve as the Company’s Chief Financial Officer for an initial term of one year, beginning on July 14, 2012, and automatically renews for subsequent one year periods unless either party provides written notice at least 120 days prior to the expiration of the then current one year period or the Employment Agreement otherwise terminates in accordance with its terms. Under the Employment Agreement, Mr. Hamaide is eligible to receive an annual base salary of $420,000 and an annual performance-based cash bonus of 100% of base salary. In addition, he will receive a grant of 200,000 time based restricted stock units which will be subject to the terms of a restricted stock agreement. Mr. Hamaide will also receive a one-time sign on bonus of $100,000.

The Employment Agreement provides for his participation in the Company’s fringe benefit programs, including the Company’s health, dental, vision life, accident, short and long term disability insurance programs.

Unless Mr. Hamaide’s employment under the Employment Agreement is terminated “with cause” by the Company or Mr. Hamaide resigns “without good reason,” he will be eligible to receive severance equal to twelve months of his base salary, any performance-based cash bonus then outstanding and, subject to certain conditions, an amount sufficient to cover the COBRA premiums necessary for Mr. Hamaide to continue coverage under the Company’s group health plan for the twelve (12) month period immediately following his termination date, and vesting of any and all restricted stock, stock options or other equity awards issued to Mr. Hamaide will be fully accelerated.

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A termination “for cause” by the Company means the occurrence of any of the following: (a) Mr. Hamaide’s material breach of the Employment Agreement; (b) Mr. Hamaide’s breach of his fiduciary duty to the Company; (c) any wrongful act or omission by Mr. Hamaide which causes material injury to the Company, including material injury to the business reputation of the Company; (d) fraud; (e) Mr. Hamaide’s material misconduct involving objectively demonstrable dishonesty; (f) Mr. Hamaide’s refusal to abide by the published policies, procedures, and rules of the Company; or (g) indictment for, conviction of, or entry of a plea of guilty or no contest to, a felony, or crime involving moral turpitude.

A resignation “for good reason” by Mr. Hamaide means the occurrence of the following: (a) the Company, without Mr. Hamaide’s written consent, (1) reduces his total compensation by more than 10%, except for a reduction that applies to all similarly situated employees in the same proportion; (2) changes Mr. Hamaide’s position with the Company (or its parent or subsidiary) that materially reduces his level of authority or responsibilities; (3) relocates Mr. Hamaide’s principal workplace by more than 30 miles from New York City without mutual agreement; or (4) undergoes a change of control; (b) Mr. Hamaide provides written notice to the Company of any such action within sixty (60) days of the date on which such action and provides the Company with thirty (30) days to remedy such action (the “Cure Period”); (c) the Company fails to remedy such action within the Cure Period; and (d) Mr. Hamaide resigns within ten (10) days of the expiration of the Cure Period. Good Reason shall also include the replacement or the diminution in the responsibilities or authority as the same exist on the date of this Agreement of Barak Bar-Cohen as the Chief Executive Officer of the Company. Good Reason shall not include any insubstantial action that (1) is not taken in bad faith, and (2) is remedied by the Company within the Cure Period. The Cure Period is however not applicable to in the case of a change of control of the Company.

Pursuant to the Employment Agreement, Mr. Hamaide has agreed to treat all confidential information of the Company with confidentiality both during and after the term of his employment, acknowledged that all “Employee Inventions” belong exclusively to the Company, and agreed to be bound by a non-competition and non-interference agreement that applies during and one year after termination of his employment with the Company.

An “Employee Invention” means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registrable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by Mr. Hamaide, either solely or in conjunction with others, during his employment period, or a period that includes a portion of his employment period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed publicly to be conducted by the Company, and any such item created by Mr. Hamaide, either solely or in conjunction with others, following termination of Mr. Hamaide’s employment with the Company, that is based upon or uses confidential information of the Company.

The Employment Agreement also provides that the Company will indemnify Mr. Hamaide against all claims, damages, losses, liabilities, suits, actions, demands, proceedings and expenses (collectively, “Losses”) relating to the services Mr. Hamaide provides under the Employment Agreement; provided that if it is determined that Mr. Hamaide committed any criminal or unlawful acts, the Company will be entitled to recover from Mr. Hamaide all costs, fees and expenses relating to Losses directly resulting from his criminal or unlawful acts.

Pursuant to Employment Agreement, Mr. Hamaide has also agreed not to compete with the business of the Company during the term of his employment and for a period of one year after the termination of his employment with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: July 19, 2012	By:	/s/ Barak Bar-Cohen
Barak Bar-Cohen
Chief Executive Officer

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